Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Cathay General Bancorp	Contact: Heng W. Chen
	777 N. Broadway	(626) 279-3652
Los Angeles, CA 90012

Cathay General Bancorp Announces Third Quarter 2024 Results

Los Angeles, Calif., October 21, 2024: Cathay General Bancorp (the “Company”, “we”, “us”, or “our”) (Nasdaq: CATY), the holding company for Cathay Bank, today announced its unaudited financial results for the quarter ended September 30, 2024. The Company reported net income of $67.5 million, or $0.94 per diluted share, for the third quarter of 2024.

FINANCIAL PERFORMANCE

	Three months ended
(unaudited)	September 30, 2024	June 30, 2024	September 30, 2023
Net income	$ 67.5 million	$ 66.8 million	$ 82.4 million
Basic earnings per common share	$0.94	$0.92	$1.14
Diluted earnings per common share	$0.94	$0.92	$1.13
Return on average assets	1.15%	1.15%	1.42%
Return on average total stockholders' equity	9.50%	9.63%	12.36%
Efficiency ratio	51.11%	55.65%	48.57%

THIRD QUARTER HIGHLIGHTS

●	Net interest margin increased to 3.04% in the third quarter of 2024 from 3.01% in the second quarter of 2024.
●	Diluted earnings per share increased to $0.94 for the third quarter of 2024 compared to $0.92 for the second quarter of 2024.
●	Total deposits increased by $170.9 million, or 3.5% annualized, to $19.94 billion in the third quarter of 2024.

We are pleased to see the increase in the net interest margin compared to the second quarter. During the third quarter, we repurchased 0.8 million shares at an average cost of $42.0 per share, for a total of $35.0 million.”, commented Chang M. Liu, President and Chief Executive Officer of the Company.

INCOME STATEMENT REVIEW

THIRD QUARTER 2024 COMPARED TO THE SECOND QUARTER 2024

Net income for the quarter ended September 30, 2024, was $67.5 million, an increase of $0.7 million, or 1.0%, compared to net income of $66.8 million for the second quarter of 2024. Diluted earnings per share for the third quarter of 2024 was $0.94 per share compared to $0.92 per share for the second quarter of 2024. The third quarter net income included $2.2 million after-tax or $0.03 per diluted share in higher income tax expense related to 2023 low-income housing tax credits discrete item.

Return on average stockholders’ equity was 9.50% and return on average assets was 1.15% for the quarter ended September 30, 2024, compared to a return on average stockholders’ equity of 9.63% and a return on average assets of 1.15% in the second quarter of 2024.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $3.9 million, or 2.4%, to $169.2 million during the third quarter of 2024, compared to $165.3 million in the second quarter of 2024. The increase was due primarily to an increase in interest income from loans offset, in part, by an increase in deposit interest expense.

The net interest margin was 3.04% for the third quarter of 2024 compared to 3.01% for the second quarter of 2024.

For the third quarter of 2024, the yield on average interest-earning assets was 6.10%, the cost of funds on average interest-bearing liabilities was 3.99%, and the cost of interest-bearing deposits was 3.95%. In comparison, for the second quarter of 2024, the yield on average interest-earning assets was 6.05%, the cost of funds on average interest-bearing liabilities was 3.97%, and the cost of interest-bearing deposits was 3.94%. The increase in the costs of average interest-bearing liabilities was mainly a result of higher interest rates on interest bearing deposits. The net interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, was 2.11% for the third quarter of 2024, compared to 2.08% for the second quarter of 2024.

Provision for credit losses

The Company recorded a provision for credit losses of $14.5 million in the third quarter of 2024 compared with $6.6 million in the second quarter of 2024. As of September 30, 2024, the allowance for credit losses, which is comprised of the reserve for loan losses and the reserve for unfunded loan commitments, increased $10.2 million to $173.2 million, or 0.89% of gross loans, compared to $163.0 million, or 0.84% of gross loans, as of June 30, 2024.

The following table sets forth the charge-offs and recoveries for the periods indicated:

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
	(In thousands) (Unaudited)
Charge-offs:
Commercial loans	$2,666	$8,257	$6,254	$12,862	$12,517
Real estate loans (1)	1,805	—	1,221	2,059	5,341
Installment and other loans	7	—	8	7	15
Total charge-offs	4,478	8,257	7,483	14,928	17,873
Recoveries:
Commercial loans	88	126	611	1,026	1,564
Real estate loans (1)	186	134	261	561	2,862
Installment and other loans	1	—	—	1	—
Total recoveries	275	260	872	1,588	4,426
Net charge-offs	$4,203	$7,997	$6,611	$13,340	$13,447

(1)	Real estate loans include commercial real estate loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), wealth management fees, and other sources of fee income, was $20.4 million for the third quarter of 2024, an increase of $7.2 million, or 54.5%, compared to $13.2 million for the second quarter of 2024. The increase was primarily due to a $5.7 million increase in unrealized gains on equity securities when compared to the second quarter of 2024.

Non-interest expense

Non-interest expense decreased $2.5 million, or 2.5%, to $96.9 million in the third quarter of 2024 compared to $99.4 million in the second quarter of 2024. The decrease in non-interest expense in the third quarter of 2024 was primarily due to a decrease of $1.2 million in professional services, when compared to the second quarter of 2024. The efficiency ratio, defined as non-interest expense divided by the sum of net interest income before provision for loan losses plus non-interest income, was 51.11% in the third quarter of 2024 compared to 55.65% for the second quarter of 2024.

Income taxes

The effective tax rate for the third quarter of 2024 was 13.61% compared to 7.92% for the second quarter of 2024. The effective tax rate includes the impact of alternative energy investments and low-income housing tax credits. Income tax expense in the third quarter included a $2.2 million discrete item for 2023 low-income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $19.37 billion as of September 30, 2024, an increase of $16.1 million, or 0.1%, from $19.36 billion as of June 30, 2024. The increase was primarily due to an increase of $89.2 million, or 0.9%, in commercial real estate loans, and an increase of $16.2 million, or 0.5% in commercial loans offset, in part, by a decrease of $49.9 million, or 14.0% in construction loans, a decrease of $31.7 million, or 0.5%, in residential mortgage loans and a decrease of $8.4 million, or 3.6% in equity lines.

The loan balances and composition as of September 30, 2024, compared to June 30, 2024, and September 30, 2023, are presented below:

	September 30, 2024	June 30, 2024	September 30, 2023
	(In thousands) (Unaudited)
Commercial loans	$3,106,994	$3,090,763	$3,090,609
Construction loans	307,057	356,978	474,294
Commercial real estate loans	9,975,272	9,886,030	9,511,805
Residential mortgage loans	5,750,546	5,782,202	5,685,844
Equity lines	226,838	235,277	253,826
Installment and other loans	6,886	6,274	7,444
Gross loans	$19,373,593	$19,357,524	$19,023,822

Allowance for loan losses	(163,733)	(153,404)	(154,619)
Unamortized deferred loan fees	(10,505)	(10,785)	(9,521)
Total loans, net	$19,199,355	$19,193,335	$18,859,682

Loans held for sale	$5,190	$—	$—

Total deposits were $19.94 billion as of September 30, 2024, an increase of $170.9 million, or 0.9%, from $19.77 billion as of June 30, 2024.

The deposit balances and composition as of September 30, 2024, compared to June 30, 2024, and September 30, 2023, are presented below:

	September 30, 2024	June 30, 2024	September 30, 2023
	(In thousands) (Unaudited)
Non-interest-bearing demand deposits	$3,253,823	$3,161,632	$3,623,483
NOW deposits	2,093,861	2,145,580	2,454,878
Money market deposits	3,134,460	3,182,031	3,222,612
Savings deposits	1,215,974	1,014,287	1,131,352
Time deposits	10,245,823	10,269,487	9,203,263
Total deposits	$19,943,941	$19,773,017	$19,635,588

ASSET QUALITY REVIEW

As of September 30, 2024, total non-accrual loans were $162.8 million, an increase of $55.5 million, or 51.7%, from $107.3 million as of June 30, 2024.

The allowance for loan losses was $163.7 million and the allowance for off-balance sheet unfunded credit commitments was $9.5 million as of September 30, 2024. The allowances represent the amount estimated by management to be appropriate to absorb expected credit losses inherent in the loan portfolio, including unfunded credit commitments. The allowance for loan losses represented 0.85% of period-end gross loans, and 96.45% of non-performing loans as of September 30, 2024. The comparable ratios were 0.79% of period-end gross loans, and 138.56% of non-performing loans as of June 30, 2024.

The changes in non-performing assets and modifications to borrowers experiencing financial difficulties as of September 30, 2024, compared to June 30, 2024, and September 30, 2023, are presented below:

(Dollars in thousands) (Unaudited)	September 30, 2024	June 30, 2024	% Change	September 30, 2023	% Change
Non-performing assets
Accruing loans past due 90 days or more	$6,931	$3,443	101	$1,924	260

Non-accrual loans:
Construction loans	—	22,998	(100)	16,992	(100)
Commercial real estate loans	87,577	60,085	46	32,539	169
Commercial loans *	52,074	4,075	1,178	14,661	255
Residential mortgage loans	23,183	20,112	15	13,138	76
Total non-accrual loans	$162,834	$107,270	52	$77,330	111
Total non-performing loans	169,765	110,713	53	79,254	114
Other real estate owned	18,277	18,277	—	14,407	27
Total non-performing assets	$188,042	$128,990	46	$93,661	101

Allowance for loan losses	$163,733	$153,404	7	$154,619	6
Total gross loans outstanding, at period-end	$19,373,593	$19,357,524	0	$19,023,822	2

Allowance for loan losses to non-performing loans, at period-end	96.45%	138.56%		195.09%
Allowance for loan losses to gross loans, at period-end	0.85%	0.79%		0.81%

*	Commercial nonaccrual loans included $19.5 million of loans that are current.

The increase in our nonaccrual loans was primarily caused by a $38.1 million loan relationship that was placed on nonaccrual status due to interest delinquency of more than ninety days on $18.6 million of these loans. The remaining $19.5 million of loans in this relationship were still current as of September 30, 2024. The borrower is actively seeking financing elsewhere for these loans.

The ratio of non-performing assets to total assets was 0.81% as of September 30, 2024, compared to 0.56% as of June 30, 2024. Total non-performing assets increased $59.0 million, or 45.7%, to $188.0 million as of September 30, 2024, compared to $129.0 million as of June 30, 2024, primarily due to an increase of $55.5 million, or 51.7%, in non-accrual loans, and an increase of $3.5 million, or 101.3%, in accruing loans past due 90 days or more.

CAPITAL ADEQUACY REVIEW

As of September 30, 2024, the Company’s Tier 1 risk-based capital ratio of 13.33%, total risk-based capital ratio of 14.88%, and Tier 1 leverage capital ratio of 10.82%, calculated under the Basel III capital rules, continue to place the Company in the “well capitalized” category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 8%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. As of June 30, 2024, the Company’s Tier 1 risk-based capital ratio was 13.26%, total risk-based capital ratio was 14.74%, and Tier 1 leverage capital ratio was 10.83%.

YEAR-TO-DATE REVIEW

Net income for the nine months ended September 30, 2024, was $205.8 million, a decrease of $65.8 million, or 24.2%, compared to net income of $271.6 million for the same period a year ago. Diluted earnings per share was $2.83 compared to $3.73 per share for the same period a year ago. The net interest margin for the nine months ended September 30, 2024, was 3.03% compared to 3.52% for the same period a year ago.

Return on average stockholders’ equity was 9.84% and return on average assets was 1.18% for the nine months ended September 30, 2024, compared to a return on average stockholders’ equity of 14.04% and a return on average assets of 1.61% for the same period a year ago. The efficiency ratio for the nine months ended September 30, 2024, was 53.28% compared to 44.64% for the same period a year ago.

CONFERENCE CALL

Cathay General Bancorp will host a conference call to discuss its third quarter 2024 financial results this afternoon, Monday, October 21, 2024, at 3:00 p.m., Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-833-816-1377 and refer to Conference Code 10193436. The presentation accompanying this call and access to the live webcast is available on our site at www.cathaygeneralbancorp.com and a replay of the webcast will be archived for one year within 24 hours after the event.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is a publicly traded company (Nasdaq: CATY) and is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services and currently operate over 60 branches across the United States in California, New York, Washington, Texas, Illinois, Massachusetts, Maryland, Nevada, and New Jersey. Overseas, it has a branch outlet in Hong Kong, and a representative office in Beijing, Shanghai, and Taipei. To learn more about Cathay Bank, please visit www.cathaybank.com. Cathay General Bancorp’s website is at www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management’s beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as “aims,” “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “predicts,” “potential,” “possible,” “optimistic,” “seeks,” “shall,” “should,” “will,” and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from local, regional, national and international business, market and economic conditions and events and the impact they may have on us, our customers and our operations, assets and liabilities; possible additional provisions for loan losses and charge-offs; credit risks of lending activities and deterioration in asset or credit quality; extensive laws and regulations and supervision that we are subject to including potential future supervisory action by bank supervisory authorities; increased costs of compliance and other risks associated with changes in regulation; higher capital requirements from the implementation of the Basel III capital standards; compliance with the Bank Secrecy Act and other money laundering statutes and regulations; potential goodwill impairment; liquidity risk; fluctuations in interest rates; risks associated with acquisitions and the expansion of our business into new markets; inflation and deflation; real estate market conditions and the value of real estate collateral; our ability to generate anticipated returns on our investments and financings, including in tax-advantaged projects; environmental liabilities; our ability to compete with larger competitors; our ability to retain key personnel; successful management of reputational risk; natural disasters, public health crises and geopolitical events; general economic or business conditions in Asia, and other regions where Cathay Bank has operations; failures, interruptions, or security breaches of our information systems; our ability to adapt our systems to technological changes; risk management processes and strategies; adverse results in legal proceedings; certain provisions in our charter and bylaws that may affect acquisition of the Company; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; issuance of preferred stock; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; the soundness of other financial institutions; and general competitive, economic political, and market conditions and fluctuations.

These and other factors are further described in Cathay General Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023 (Item 1A in particular), other reports filed with the Securities and Exchange Commission (“SEC”), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we undertake no obligation to update or review any forward-looking statement to reflect circumstances, developments or events occurring after the date on which the statement is made or to reflect the occurrence of unanticipated events.

CATHAY GENERAL BANCORP

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended			Nine months ended September 30,
(Dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023

Financial performance
Net interest income before provision for credit losses	$169,155	$165,316	$185,640	$503,043	$559,608
Provision for credit losses	14,500	6,600	7,000	23,000	24,255
Net interest income after provision for credit losses	154,655	158,716	178,640	480,043	535,353
Non-interest income	20,365	13,215	7,837	40,191	45,191
Non-interest expense	96,867	99,352	93,973	289,458	269,980
Income before income tax expense	78,153	72,579	92,504	230,776	310,564
Income tax expense	10,639	5,750	10,133	24,998	38,966
Net income	$67,514	$66,829	$82,371	$205,778	$271,598

Net income per common share
Basic	$0.94	$0.92	$1.14	$2.84	$3.74
Diluted	$0.94	$0.92	$1.13	$2.83	$3.73

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02

Selected ratios
Return on average assets	1.15%	1.15%	1.42%	1.18%	1.61%
Return on average total stockholders’ equity	9.50%	9.63%	12.36%	9.84%	14.04%
Efficiency ratio	51.11%	55.65%	48.57%	53.28%	44.64%
Dividend payout ratio	36.04%	37.06%	29.95%	35.87%	27.22%

Yield analysis (Fully taxable equivalent)
Total interest-earning assets	6.10%	6.05%	5.89%	6.05%	5.71%
Total interest-bearing liabilities	3.99%	3.97%	3.33%	3.95%	2.94%
Net interest spread	2.11%	2.08%	2.56%	2.10%	2.77%
Net interest margin	3.04%	3.01%	3.38%	3.03%	3.52%

Capital ratios	September 30, 2024	June 30, 2024	September 30, 2023
Tier 1 risk-based capital ratio	13.33%	13.26%	12.70%
Total risk-based capital ratio	14.88%	14.74%	14.21%
Tier 1 leverage capital ratio	10.82%	10.83%	10.44%

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)	September 30, 2024	June 30, 2024	September 30, 2023

Assets
Cash and due from banks	$182,542	$160,389	$145,580
Short-term investments and interest bearing deposits	1,156,223	944,612	1,017,354
Securities available-for-sale (amortized cost of $1,602,696 at September 30, 2024, $1,780,251 at June 30, 2024 and $1,684,951 at September 30, 2023)	1,508,356	1,648,731	1,508,798
Loans held for sale	5,190	—	—
Loans	19,373,593	19,357,524	19,023,822
Less: Allowance for loan losses	(163,733)	(153,404)	(154,619)
Unamortized deferred loan fees, net	(10,505)	(10,785)	(9,521)
Loans, net	19,199,355	19,193,335	18,859,682
Equity securities	35,741	29,949	31,456
Federal Home Loan Bank stock	17,250	17,250	17,250
Other real estate owned, net	18,277	18,277	14,407
Affordable housing investments and alternative energy partnerships, net	280,091	309,834	332,903
Premises and equipment, net	89,158	89,451	91,033
Customers’ liability on acceptances	12,043	16,264	16,900
Accrued interest receivable	95,351	99,434	90,875
Goodwill	375,696	375,696	375,696
Other intangible assets, net	3,590	3,860	4,725
Right-of-use assets- operating leases	30,543	32,858	30,586
Other assets	265,037	295,305	307,284
Total assets	$23,274,443	$23,235,245	$22,844,529

Liabilities and Stockholders’ Equity
Deposits:
Non-interest-bearing demand deposits	$3,253,823	$3,161,632	$3,623,483
Interest-bearing deposits:
NOW deposits	2,093,861	2,145,580	2,454,878
Money market deposits	3,134,460	3,182,031	3,222,612
Savings deposits	1,215,974	1,014,287	1,131,352
Time deposits	10,245,823	10,269,487	9,203,263
Total deposits	19,943,941	19,773,017	19,635,588

Advances from the Federal Home Loan Bank	60,000	165,000	15,000
Other borrowings for affordable housing investments	17,783	17,838	22,374
Long-term debt	119,136	119,136	119,136
Acceptances outstanding	12,043	16,264	16,900
Lease liabilities - operating leases	32,906	35,355	32,962
Other liabilities	258,321	315,393	363,833
Total liabilities	20,444,130	20,442,003	20,205,793
Stockholders' equity	2,830,313	2,793,242	2,638,736
Total liabilities and equity	$23,274,443	$23,235,245	$22,844,529

Book value per common share	$39.66	$38.70	$36.35
Number of common shares outstanding	71,355,869	72,170,433	72,586,992

CATHAY GENERAL BANCORP

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended			Nine months ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
	(In thousands, except share and per share data)
Interest and Dividend Income
Loans receivable	$310,311	$303,336	$293,108	$916,175	$827,765
Investment securities	15,125	15,644	12,698	45,720	36,832
Federal Home Loan Bank stock	375	499	355	1,305	957
Deposits with banks	13,680	13,381	17,307	41,793	43,405
Total interest and dividend income	339,491	332,860	323,468	1,004,993	908,959

Interest Expense
Time deposits	119,786	118,076	90,022	347,408	234,171
Other deposits	45,918	44,512	38,207	133,218	92,683
Advances from Federal Home Loan Bank	1,885	2,316	6,779	13,517	14,875
Long-term debt	2,351	1,863	1,726	5,935	4,721
Short-term borrowings	396	777	1,094	1,872	2,901
Total interest expense	170,336	167,544	137,828	501,950	349,351

Net interest income before provision for credit losses	169,155	165,316	185,640	503,043	559,608
Provision for credit losses	14,500	6,600	7,000	23,000	24,255
Net interest income after provision for credit losses	154,655	158,716	178,640	480,043	535,353

Non-Interest Income
Net gains/(losses) from equity securities	4,253	(1,430)	(6,218)	(6,204)	9,298
Debt securities gains/(losses), net	—	—	—	1,107	(3,000)
Letters of credit commissions	2,081	1,888	1,738	5,686	4,972
Depository service fees	1,572	1,778	1,536	4,900	5,009
Wealth management fees	6,545	5,678	5,150	17,861	12,686
Other operating income	5,914	5,301	5,631	16,841	16,226
Total non-interest income	20,365	13,215	7,837	40,191	45,191

Non-Interest Expense
Salaries and employee benefits	40,859	40,439	38,774	124,850	114,048
Occupancy expense	5,938	5,652	5,851	17,557	16,883
Computer and equipment expense	4,753	5,391	4,387	15,212	12,899
Professional services expense	7,021	8,212	7,906	22,225	24,212
Data processing service expense	4,330	3,877	3,614	12,136	11,010
FDIC and State assessments	3,250	3,742	3,063	13,081	9,230
Marketing expense	1,614	1,474	1,587	5,002	4,777
Other real estate owned expense	596	1,482	435	2,331	566
Amortization of investments in low income housing and alternative energy partnerships	24,077	23,396	23,157	61,905	60,497
Amortization of core deposit intangibles	250	259	250	848	1,059
Other operating expense	4,179	5,428	4,949	14,311	14,799
Total non-interest expense	96,867	99,352	93,973	289,458	269,980

Income before income tax expense	78,153	72,579	92,504	230,776	310,564
Income tax expense	10,639	5,750	10,133	24,998	38,966
Net income	$67,514	$66,829	$82,371	$205,778	$271,598
Net income per common share:
Basic	$0.94	$0.92	$1.14	$2.84	$3.74
Diluted	$0.94	$0.92	$1.13	$2.83	$3.73

Cash dividends paid per common share	$0.34	$0.34	$0.34	$1.02	$1.02
Basic average common shares outstanding	71,786,624	72,658,810	72,568,518	72,370,995	72,546,149
Diluted average common shares outstanding	72,032,456	72,825,356	72,890,414	72,607,550	72,847,907

CATHAY GENERAL BANCORP

AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

	Three months ended
(In thousands)(Unaudited)	September 30, 2024		June 30, 2024		September 30, 2023
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,455,540	6.35%	$19,439,112	6.28%	$18,959,444	6.13%
Taxable investment securities	1,638,414	3.67%	1,667,279	3.77%	1,530,767	3.29%
FHLB stock	17,250	8.65%	17,250	11.63%	19,141	7.35%
Deposits with banks	1,035,534	5.26%	997,808	5.39%	1,273,751	5.39%
Total interest-earning assets	$22,146,738	6.10%	$22,121,449	6.05%	$21,783,103	5.89%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,134,807	2.10%	$2,169,045	2.07%	$2,405,011	1.98%
Money market deposits	3,073,384	3.75%	3,217,813	3.77%	3,036,445	2.98%
Savings deposits	1,212,870	1.85%	1,037,771	1.23%	1,151,615	1.17%
Time deposits	10,250,601	4.65%	10,185,497	4.66%	9,145,176	3.91%
Total interest-bearing deposits	$16,671,662	3.95%	$16,610,126	3.94%	$15,738,247	3.23%
Other borrowed funds	186,838	4.86%	235,234	5.29%	586,824	5.32%
Long-term debt	119,136	7.85%	119,136	6.29%	119,136	5.75%
Total interest-bearing liabilities	16,977,636	3.99%	16,964,496	3.97%	16,444,207	3.33%

Non-interest-bearing demand deposits	3,230,150		3,247,498		3,603,779

Total deposits and other borrowed funds	$20,207,786		$20,211,994		$20,047,986

Total average assets	$23,353,032		$23,336,454		$22,997,427
Total average equity	$2,828,386		$2,792,557		$2,644,006

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

	Nine months ended
(In thousands)(Unaudited)	September 30, 2024		September 30, 2023
Interest-earning assets:	Average Balance	Average Yield/Rate (1)	Average Balance	Average Yield/Rate (1)
Loans (1)	$19,464,502	6.29%	$18,572,222	5.96%
Taxable investment securities	1,647,968	3.71%	1,546,951	3.18%
FHLB stock	19,162	9.10%	18,290	7.00%
Deposits with banks	1,042,413	5.36%	1,145,398	5.07%
Total interest-earning assets	$22,174,045	6.05%	$21,282,861	5.71%

Interest-bearing liabilities:
Interest-bearing demand deposits	$2,205,108	2.12%	$2,361,732	1.57%
Money market deposits	3,134,940	3.69%	3,152,703	2.51%
Savings deposits	1,099,331	1.42%	1,056,234	0.73%
Time deposits	10,053,062	4.62%	8,728,133	3.59%
Total interest-bearing deposits	$16,492,441	3.89%	$15,298,802	2.86%

Other borrowed funds	383,563	5.36%	473,114	5.02%
Long-term debt	119,136	6.65%	119,136	5.30%
Total interest-bearing liabilities	16,995,140	3.95%	15,891,052	2.94%

Non-interest-bearing demand deposits	3,271,913		3,741,982

Total deposits and other borrowed funds	$20,267,053		$19,633,034

Total average assets	$23,380,362		$22,053,114
Total average equity	$2,794,387		$2,586,548

(1)	Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

CATHAY GENERAL BANCORP

GAAP to NON-GAAP RECONCILIATION

SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratio are non-GAAP financial measures. Tangible equity and tangible assets represent stockholders’ equity and total assets, respectively, which have been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios is more prevalent in the banking industry, and such measures and ratios are used by banking regulators and analysts, the Company has included them below for discussion.

		As of
		September 30, 2024	June 30, 2024	September 30, 2023
		(In thousands) (Unaudited)
Stockholders' equity	(a)	$2,830,313	$2,793,242	$2,638,736
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(3,590)	(3,860)	(4,725)
Tangible equity	(b)	$2,451,027	$2,413,686	$2,258,315

Total assets	(c)	$23,274,443	$23,235,245	$22,844,529
Less: Goodwill		(375,696)	(375,696)	(375,696)
Other intangible assets (1)		(3,590)	(3,860)	(4,725)
Tangible assets	(d)	$22,895,157	$22,855,689	$22,464,108

Number of common shares outstanding	(e)	71,355,869	72,170,433	72,586,992

Total stockholders' equity to total assets ratio	(a)/(c)	12.16%	12.02%	11.55%
Tangible equity to tangible assets ratio	(b)/(d)	10.71%	10.56%	10.05%
Tangible book value per share	(b)/(e)	$34.35	$33.44	$31.11

		Three months ended			Nine months ended
		September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
		(In thousands) (Unaudited)
Net Income		$67,514	$66,829	$82,371	$205,778	$271,598
Add: Amortization of other intangibles (1)		264	270	270	863	1,031
Tax effect of amortization adjustments (2)		(78)	(80)	(80)	(256)	(306)
Tangible net income	(f)	$67,700	$67,019	$82,561	$206,385	$272,323

Return on tangible common equity (3)	(f)/(b)	11.05%	11.11%	14.62%	11.23%	16.08%

(1)  Includes core deposit intangibles and mortgage servicing

(2)  Applied the statutory rate of 29.65%.

(3)  Annualized